Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Results For Third Quarter and First Nine Months of 2010

Achieves Year-Over-Year Growth in Net Sales by Delivering $14.3 Million for the Quarter and
$58.1 Million for the First Nine Months of 2010

Delivers Earnings of $(0.03) per Common Share for the Third Quarter and $0.10 per Diluted Common Share for the First Nine Months of 2010 Versus $(0.02) and $(0.10) for the Prior Year Periods, Respectively

Generates Net Cash from Operating Activities of $4.7 Million and Adjusted EBITDA
 of $8.9 Million for the First Nine Months of 2010

AZUSA, CA (November 4, 2010) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the three and nine months ended September 30, 2010.

Results for the Third Quarter of 2010

Net sales were $14.3 million for the third quarter of 2010, compared to $14.2 million for the same period in 2009, an increase of 0.7%. The drivers of the modest year-over-year increase in net sales were lower product returns provisions, strength in sales to Canadian retailers, and a lower provision for co-operative advertising expense, partially offset by lower U.S. sales from the tightening of inventory levels by retailers in response to soft consumer demand.

Gross margin for the third quarter of 2010 was 47.3% versus 45.4% in the prior year period.  The Company noted that the year-over-year increase in gross margin was driven by the lower returns, fixed absorption benefits, cost savings initiatives and improved product mix.

Selling, general and administrative expenses (“SG&A”) were $6.9 million for the third quarter of 2010 versus $6.6 million for the prior year period.  The drivers of the year-over-year increase in SG&A expenses were  lower bad debt recoveries and foreign exchange gains compared to the prior year, as well as slightly higher employee costs due to restoration of salaries to pre-2009 levels.  These increases were partially offset by a reduction in outbound freight expense from cost savings initiatives and modestly lower marketing expenses.

Consistent with management expectations and the typical seasonality of the business, net loss for the third quarter of 2010 was $(0.4) million, or $(0.03) per common share.  This compares to a net loss of $(0.3) million, or $(0.02) per common share for the third quarter of 2009.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the third quarter of 2010, as calculated by its lenders in the Company’s credit agreements, was $2.1 million, which is $0.5 million higher than the $1.6 million of Adjusted EBITDA in the third quarter of 2009.  The primary drivers of the higher Adjusted EBITDA in the third quarter of 2010 were higher addbacks for depreciation expense, driven by increased investments in in-store fixtures during 2010, interest expense and obsolescence charges, partially offset by lower net income.  Adjusted EBITDA is reconciled to net income in the financial tables at the end of this press release.

Ingrid Jackel, Chairwoman and CEO of Physicians Formula stated, “Our third quarter results were in line with our expectations, as the third quarter is a seasonally lower sales quarter for the company.  While we are pleased with the expansion of our Canadian platform and improved product return levels during the third quarter,  U.S. sales were lackluster given weak consumer demand.  We remain cautious about the U.S. sales environment in the coming quarters.”

Ms. Jackel continued, “We are also pleased with two positive developments in our business during the third quarter.  The first is that we were notified by the customer which discontinued our products in 2009 that we will be re-introduced on their online business.  We are excited to be re-entering distribution with this customer, although it will not be a meaningful sales contributor in 2010.  Second, we have been chosen for an exclusive launch of the Physicians Formula brand into a new category by one of our largest retail partners.”

Results for the First Nine Months of 2010

Net sales for the first nine months of 2010 were $58.1 million, compared to $55.5 million for the same period in 2009, an increase of 4.7%.  Drivers of the increase in the first nine months of 2010 net sales versus the prior year period included substantially lower product returns provisions, higher gross sales for continuing customers, and lower provisions for markdowns and co-operative advertising, partially offset by the loss of sales to the customer which discontinued the Company’s product in mid-year 2009.

Net income for the first nine months of 2010 was $1.5 million, or $0.10 per diluted common share.  This compares to a net loss of $(1.4) million, or $(0.10) per common share, for the first nine months of 2009.  Earnings per common share in the first nine months of 2009 included a non-cash intangible asset impairment charge of $1.1 million, or $(0.05) per common share, net of taxes.  Drivers of the year-over-year improvement in earnings for the first nine months of 2010 included the net sales growth described above, as well as lower marketing, variable freight and fixed overhead expenses, partially offset by higher interest expense and taxes.

For the first nine months of 2010, Adjusted EBITDA was $8.9 million versus $5.7 million for the prior year period.  The drivers of the year-over-year improvement in Adjusted EBITDA for the first nine months of 2010 were the same as those impacting the growth in earnings.

Liquidity Considerations

Net cash provided by operating activities for the third quarter was $3.2 million and for the first nine months was $4.7 million.  As of September 30, 2010, net debt was $10.1 million, which was comprised of $4.1 million of line of credit borrowings and $7.4 million of subordinated long-term debt, net of $1.4 million of cash and cash equivalents.  During the third quarter and first nine months of 2009, net cash provided from operating activities was $2.9 million and $8.7 million, respectively.  As of September 30, 2009, total net debt was $12.2 million, which was comprised of $9.3 million of line of credit borrowings and $4.2 million of bridge loan proceeds, net of $1.3 million of cash, cash equivalents and restricted cash.

As of September 30, 2010, the availability on the line of credit was $8.7 million.  The Company noted it received a $3.1 million federal tax refund during the quarter that was used to pay down the line of credit.

The Company also noted that it was in compliance with all of its financial covenants at the end of the third quarter of 2010.

Ms. Jackel continued, “We are appreciative of the support of our lenders, Wells Fargo Business Credit and Mill Road Capital, as we continue to strengthen our balance sheet with the operating cash flow generated by our business. We remain confident in our ability to generate positive net cash from operating activities in 2010, as well as the sufficiency of the credit line to fund our growth prospects.”

The Company noted that the during the first nine months of 2010, the net cash provided by operating activities was lower than the prior year period primarily due to the strategic decision to carry higher inventory levels of top-selling items into the second and third quarters to ensure strong customer fill rates and to limit air freight surcharges on raw materials imported from Europe and Asia.  The Company also now expects higher inventory levels at year-end 2010 versus 2009, as the inventory build on top-selling items will not be entirely worked through by year-end.

Outlook

Based on tighter inventory policies of our major customers, which the Company believes will result in lower than originally planned pipeline orders of 2011 new products in the fourth quarter of 2010, the Company has decided to slightly lower its guidance for 2010 net sales.   Specifically, whereas the Company originally expected year-over-year growth in net sales in the low single digits when including net sales to the customer that discontinued the Company’s products in the 2009 net sales base, it now expects a slight, low single digit decline in net sales versus 2009.

The Company noted, however, that when excluding the net sales to the customer that discontinued the Company’s products from the 2009 net sales base, net sales are expected to still grow in the low single digits.

The Company is not changing its guidance for gross margin or net cash from operating activities.  It still expects gross margin for 2010 to be higher than the 44.3% achieved in 2009 and net cash from operating activities to be positive.

The Company also noted that the changes to its sales guidance did not alter its internal earnings projections.

Ms. Jackel continued, “The tighter inventory policies by SKU of our major customers have lowered our sales expectations for the fourth quarter, specifically the pipeline orders of our 2011 new products.  However, because these changes are meant to better match the supply and demand of our products in their stores, we believe that the new policies will simplify our supply chain activities and lower our inventory requirements over the longer-term.”

U.S. Market Share Data ($ Share)

Based on retail sales data provided by ACNielsen, the Company’s approximate share of the masstige market, as defined below, was 6.3% for the 52 weeks ended October 2, 2010 compared to 7.8% for the same period in the prior year. This represents a 19% decline in dollar sales compared to a growth of 1% for the overall masstige market during this period, or a 19% decrease in the Company’s share of the masstige market.  This market share decline was entirely driven by the loss of the customer in 2009.

The Company noted that, while it did not have sales to the customer which discontinued the Company’s products during the third quarter of 2009 or 2010, this customer did continue to sell the Company’s products in its stores until March of 2010.  As a result, 52 week year-over-year comparisons of the Company’s sales using ACNielsen data must be viewed with the understanding that the entire 2009 and first quarter 2010 periods in ACNielsen did include this customer’s sales of our products.

Ms. Jackel noted, “Looking at our performance in our core strategic platforms, Physicians Formula has increased masstige dollar market share in its key strategic cosmetic segments of Mineral makeup, Bronzers and Natural / Organic Makeup during the most recent 12 week period versus the last 52 week period, as measured by AC Nielsen retail sales data ending October 2, 2010, excluding the sales of the customer that discontinued us in 2009.    Specifically, our Mineral makeup masstige dollar share increased from 23.3% over the last 52 weeks to 25.7% over the last 12 weeks, Bronzer’s from 87.4% to 88.1% and Natural/Organic Makeup’s from 64.6% to 75.5%.  This suggests we are gaining momentum in our strategic areas of focus, and this is being driven by the strong performance of our 2010 new products.”

The Company defines the masstige market as products sold in the mass market channel under the following premium-priced brands: Physicians Formula, Almay, L'Oreal, Max Factor, Neutrogena, Revlon, OPI, Borghese and Iman. ACNielsen is an independent research entity and its data does not include retail sales from Wal-Mart, the Company’s largest customer, and Canada. In addition, ACNielsen data is based on sampling methodology, and extrapolates from those samples, which means that estimates based on that data may not be precise. The Company’s estimates have been based on information obtained from our customers, trade and business organizations and other contacts in the market, in which the Company operates, as well as management's knowledge and experience in the market in which the Company operates.

Conference Call

The conference call is scheduled to begin at 2:00 p.m. Pacific Time on Thursday, November 4, 2010. Participants may access the call by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived for two weeks. A telephone replay will be available through Thursday, November 18, 2010. To access the replay, please dial (877) 870-5176 (domestic) or (858) 384-5517 (international), passcode 359288.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in 23,700 stores including those operated by Wal-Mart, Target, CVS and RiteAid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management’s expectations regarding the Company’s refinancing, strategy, liquidity, financial performance and outlook. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of any significant retailer customers; the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company’s ability to comply with the financial covenants in its debt agreements; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
NET SALES	$14,335	$14,230	$58,062	$55,453
COST OF SALES	7,554	7,773	30,326	26,425
GROSS PROFIT	6,781	6,457	27,736	29,028
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,898	6,614	24,173	29,259
INTANGIBLE ASSET IMPAIRMENT	-	-	-	1,100
(LOSS) INCOME FROM OPERATIONS	(117)	(157)	3,563	(1,331)
INTEREST EXPENSE, NET	578	367	1,850	1,046
OTHER INCOME, NET	(25)	(29)	(13)	(17)
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	(670)	(495)	1,726	(2,360)
(BENEFIT) PROVISION FOR INCOME TAXES	(250)	(193)	260	(935)
NET (LOSS) INCOME	$(420)	$(302)	$1,466	$(1,425)

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.03)	$(0.02)	$0.11	$(0.10)
Diluted	$(0.03)	$(0.02)	$0.10	$(0.10)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	13,589,668	13,589,668	13,589,668	13,581,669
Diluted	13,589,668	13,589,668	14,405,760	13,581,669

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(Dollars in thousands, except share data)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,377	$3,797
Accounts receivable, net of allowance for doubtful accounts of $1,028 and $1,165
as of September 30, 2010 and December 31, 2009, respectively	14,255	25,153
Inventories	26,033	21,202
Prepaid expenses and other current assets	1,281	1,764
Income taxes receivable	-	1,462
Deferred tax assets, net	7,029	9,611
Total current assets	49,975	62,989

PROPERTY AND EQUIPMENT, NET	2,933	3,603
OTHER ASSETS, NET	5,599	6,072
INTANGIBLE ASSETS, NET	32,692	34,016
TOTAL ASSETS	$91,199	$106,680

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,758	$9,507
Accrued expenses	1,348	2,258
Trade allowances	4,399	5,907
Sales returns reserve	5,956	11,103
Line of credit borrowings	4,101	9,926
Total current liabilities	21,562	38,701

DEFERRED TAX LIABILITIES, NET	9,831	10,579
RELATED PARTY LONG-TERM DEBT	7,408	8,000
OTHER LONG-TERM LIABILITIES	625	630
Total liabilities	39,426	57,910

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series A preferred stock, $0.01 par value—10,000,000 shares authorized, no
shares issued and outstanding at September 30, 2010 and December 31, 2009	-	-
Common stock, $0.01 par value—50,000,000 shares authorized, 13,589,668 shares
issued and outstanding at September 30, 2010 and December 31, 2009	136	136
Additional paid-in capital	61,617	60,080
Accumulated deficit	(9,980)	(11,446)
Total stockholders' equity	51,773	48,770
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$91,199	$106,680

PHYSICIANS FORMULA HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(unaudited)
(Dollars in thousands)

Pursuant to our credit agreements, Adjusted EBITDA is defined as net income/loss before depreciation, amortization, interest expense, income taxes, goodwill and intangible asset impairment charges, stock-based compensation and non-cash inventory obsolescence charges.

Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP.  The Company believes that this non-GAAP measure, when presented in conjunction with comparable GAAP measures, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance.  The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.  Management believes Adjusted EBITDA is useful as a supplemental measure of the Company’s financial results because it removes costs not related to the Company’s operating performance.  Management believes that Adjusted EBITDA should be considered in addition to, but not as a substitute for items presented in accordance with GAAP that are presented in this press release.  With the exception of net interest expense, provision (benefit) for income taxes and intangible asset impairment, the reconciling items are components within cost of sales and selling, general and administrative expenses on the Company’s accompanying condensed consolidated statements of operations.

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net (loss) income	$(420)	$(302)	$1,466	$(1,425)
Plus:
Depreciation and amortization	1,117	1,021	3,343	2,909
Interest expense, net	578	367	1,850	1,046
(Benefit) provision for income taxes	(250)	(193)	260	(935)
EBITDA	1,025	893	6,919	1,595
Stock-based compensation	313	259	927	865
Intangible asset impairment	-	-	-	1,100
Non-cash inventory obsolescence charges	744	424	1,095	2,139
Adjusted EBITDA	$2,082	$1,576	$8,941	$5,699

(FACE/F)

Contact:    John Mills / Anne Rakunas
                           ICR, Inc.
                           (310) 954-1100